Exhibit 4.1

NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

XWE-

Warrants	February , 2012

TROVAGENE, INC.

Warrant Agreement

Trovagene, Inc., a Delaware corporation (the “Company”), certifies that, for value received,                                or registered assigns (the “Holder”), is the owner of                          (            ) Warrants of the Company (the “Warrants”).  Each Warrant entitles the Holder to purchase from the Company at any time prior to the Expiration Date (as defined below) one share of the common stock of the Company (the “Common Stock”) for $0.50 per share (the “Exercise Price”), on the terms and conditions hereinafter provided.   The Exercise Price and the number of shares of Common Stock purchasable upon exercise of each Warrant are subject to adjustment as provided in this Certificate.

1.             Expiration Date; Exercise

1.1           Expiration Date.  The Warrants shall expire at 5:30 pm New York time on December 31, 2018 (the “Expiration Date”).

1.2           Manner of Exercise.  The Warrants are exercisable by delivery to the Company of the following (the “Exercise Documents”): (a) this Certificate (b) a written notice of election to exercise the Warrants; and (c) payment of the Exercise Price in cash, by check or by “net” exercise as contemplated by Section 1.3 of this Certificate.  Within three business days following receipt of the foregoing, the Company shall execute and deliver to the Holder: (a) a certificate or certificates representing the aggregate number of shares of Common Stock purchased by the Holder, and (b) if less than all of the Warrants evidenced by this Certificate are exercised, a new certificate evidencing the Warrants not so exercised.

1.3           Net Exercise.  In lieu of the payment methods set forth in Section 1.2 above and subject to Sections 1.4 below, commencing one (1) year from the date hereof, the Holder may elect to exchange all or some of the Warrant for the number of shares of Common Stock computed using the following formula:

X = Y (A-B)

A

Where X = the number of shares of Common Stock to be issued to Holder.

Y = the number of shares of Common Stock purchasable under the Warrants being exchanged (as adjusted to the date of such calculation).

A = the Market Price on the date of receipt by the Company of the exercise documents.

B = the Exercise Price of the Warrants being exchanged (as adjusted in accordance with the terms of Section 2 hereof).

The “Market Price” on any trading day shall be deemed to be the last reported sale price of the Common Stock on such day, or, in the case no such reported sales take place on such day, the last reported sale price on the preceding trading day on which there was a last reported sales price, as officially reported by the principal securities exchange in which the shares of Common Stock are listed or admitted to trading or by the Nasdaq Stock Market, or if the Common Stock is not listed or admitted to trading on any national securities exchange or the Nasdaq Stock Market, the last sale price, or if there is no last sale price, the closing bid price, as furnished by the National Association of Securities Dealers, Inc. (such as through the OTC Bulletin Board) or a similar organization or if Nasdaq is no longer reporting such information.  If the Market Price cannot be determined pursuant to the sentence above, the Market Price shall be determined in good faith (using customary valuation methods) by the Board of Directors of XNOM based on the information best available to it, including recent arms-length sales of Common Stock to unaffiliated persons.

1.4           Warrant Exercise Limitation.  Notwithstanding any other provision of this Certificate, or the total number of shares of Common Stock otherwise available for purchase by Holder hereunder, if as of the date of exercise the Company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, Holder may not exercise any Warrants under this Section 1 if immediately following such exercise Holder would beneficially own 5% or more of the outstanding Common Stock of the Company.  For this purpose, a representation of the Holder that following such exercise it would not beneficially own 5% or more of the outstanding Common Stock of the Company shall be conclusive and binding upon the Company.

2.             Adjustments of Exercise Price and Number and Kind of Conversion Shares

2.1           Stock Dividends, Stock Splits, Combinations.  In the event that the Company shall at any time hereafter (a) pay a dividend in Common Stock or securities convertible into Common Stock; (b) subdivide or split its outstanding Common Stock; (c) combine its outstanding Common Stock into a smaller number of shares; then the number of shares to be issued immediately after the occurrence of any such event shall be adjusted so that the Holder thereafter may receive the number of shares of Common Stock it would have owned immediately following such action if it had exercised the Warrants immediately prior to such action and the Exercise Price shall be adjusted to reflect such proportionate increases or decreases in the number of shares.

2.2           Reclassifications.  In case of any reclassification of the outstanding shares of Common Stock (other than a change covered by Section 2.1 hereof or a change which solely affects the par value of such shares) or in the case of any merger or consolidation or merger in which the Company is not the continuing corporation and which results in any reclassification or capital reorganization of the outstanding shares), the Holder shall have the right thereafter (until the Expiration Date) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, capital reorganization, merger or consolidation, by a Holder of the number of shares of Common Stock obtainable upon the exercise of the Warrants immediately prior to such event; and if any reclassification also results in a change in shares covered by Section 2.1, then such adjustment shall be made pursuant to both this Section 2.2 and Section 2.1 (without duplication).  The provisions of this Section 2.2 shall similarly apply to successive reclassifications, capital reorganizations and mergers or consolidations, sales or other transfers.

3.             Reservation of Shares.  the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be issuable upon exercise of the Warrants.  If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to permit the exercise of the Warrants, the Company shall promptly seek such corporate action as may necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4.             Certificate as to Adjustments.  In each case of any adjustment in the Exercise Price, or number or type of shares issuable upon exercise of these Warrants, the Chief Financial Officer of the Company shall compute such adjustment in accordance with the terms of these Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price.  The Company shall promptly send (by facsimile and by either first class mail, postage prepaid or overnight delivery) a copy of each such certificate to the Holder.

5.             Loss or Mutilation.  Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Certificate, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of these Warrants, the Company will execute and deliver in lieu thereof a new Certificate of like tenor as the lost, stolen, destroyed or mutilated Certificate.

6.             Representations and Warranties of the Company.  The Company hereby represents and warrants to Holder that:

6.1           Due Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for (a) the authorization, execution and delivery of, and the performance of all obligations of the Company under, these Warrants, and (b) the authorization, issuance, reservation for issuance and delivery of all of the Common Stock issuable upon exercise of these Warrants, has been duly taken.  These Warrants constitute a valid and binding obligation of the Company enforceable in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

6.2           Organization.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State referenced in the first paragraph of this Certificate and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as currently proposed to be conducted.

6.3           Valid Issuance of Stock.  Any shares of Common Stock issued upon exercise of these Warrants will be duly and validly issued, fully paid and non-assessable.

6.4           Governmental Consents.  All consents, approvals, orders, authorizations or registrations, qualifications, declarations or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the transactions contemplated herein have been obtained.

7.             Representations and Warranties of Holder.  Holder hereby represents and warrants to the Company that:

7.1           Holder is acquiring the Warrants for its own account, for investment purposes only.

7.2           Holder understands that an investment in the Warrants involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrants, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

7.3           Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrants and in protecting its own interest in connection with this transaction.

7.4           Holder understands that the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws.  Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrants may result in Holder being required to hold the Warrants for an indefinite period of time.

7.5           Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrants except pursuant to an effective registration statement under the Securities Act or an exemption from registration.  As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the Warrants by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

8.             Notices of Record Date.

In the event:

8.1           The Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of these Warrants), for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities or to receive any other right; or

8.2           of any consolidation or merger of the Company with or into another corporation, any capital reorganization of the Company, any reclassification of the capital stock of the Company, or any conveyance of all or substantially all of the assets of XNOM to another corporation in which holders of the Company’s stock are to receive stock, securities or property of another corporation; or

8.3           of any voluntary dissolution, liquidation or winding-up of the Company; or

8.4           of any redemption or conversion of all outstanding Common Stock;

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend, distribution or right, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities as at the time are receivable upon the exercise of these Warrants), shall be entitled to exchange their shares of Common Stock (or such other stock or securities), for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up.  The Company shall use all reasonable efforts to ensure such notice shall be delivered at least 15 days prior to the date therein specified.

9.             Nontransferability.  Holder may not sell or transfer any Warrants to any person other than an affiliate of Holder without the written consent of the Company.

10.          Severability.  If any term, provision, covenant or restriction of these Warrants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of these Warrants shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

11.          Notices.  All notices, requests, consents and other communications required hereunder shall be in writing and shall be effective when delivered or, if delivered by registered or certified mail, postage prepaid, return receipt requested, shall be effective on the third day following deposit in United States mail: to the Holder, at the Holder’s address of record initially on the register of holders of warrants maintained by the Company and if addressed to the Company, at TrovaGene, Inc., its principal executive office.

12.          No Rights as Shareholder.  The Holder shall have no rights as a shareholder of the Company with respect to the shares issuable upon exercise of the Warrants until the receipt by the Company of all of the Exercise Documents.

TROVAGENE, INC.

By:

Its:

EXHIBIT “A”
NOTICE OF EXERCISE
(To be signed only upon exercise of the Warrants)

To:          TrovaGene, Inc.

The undersigned hereby elects to purchase shares of Common Stock (the “Warrant Shares”) of TrovaGene, Inc. (the “Company”), pursuant to the terms of the enclosed warrant certificate (the “Certificate”). The undersigned tenders herewith payment of the exercise price pursuant to the terms of the Certificate.

The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

1.             Holder is acquiring the Warrant Shares for its own account, for investment purposes only.

2.             Holder understands that an investment in the Warrant Shares involves a high degree of risk, and Holder has the financial ability to bear the economic risk of this investment in the Warrant Shares, including a complete loss of such investment. Holder has adequate means for providing for its current financial needs and has no need for liquidity with respect to this investment.

3.             Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Warrant Shares and in protecting its own interest in connection with this transaction.

4.             Holder understands that the Warrant Shares have not been registered under the Securities Act or under any state securities laws.  Holder is familiar with the provisions of the Securities Act and Rule 144 thereunder and understands that the restrictions on transfer on the Warrant Shares may result in Holder being required to hold the Warrant Shares for an indefinite period of time.

5.             Holder agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) any of the Warrant Shares except pursuant to an effective registration statement under the Securities Act or an exemption from registration.  As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to the Company any Transfer of the Warrant Shares by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, the Company may require the contemplated transferee to furnish the Company with an investment letter setting forth such information and agreements as may be reasonably requested by the Company to ensure compliance by such transferee with the Securities Act.

Each certificate evidencing the Warrant Shares will bear the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE EXERCISED, SOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

6.             Immediately following this exercise of Warrants, if as of the date of exercise the Company has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, the undersigned will not beneficially own five percent (5%) or more of the then outstanding Common Stock of the Company (based on the number of shares outstanding set forth in the most recent periodic report filed by the Company with the Securities and Exchange Commission and any additional shares which have been issued since that date of which Holder is aware have been issued).

Number of Warrants Exercised:

Net Exercise    ☐  Yes     ☐   No

Dated:

2